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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 2006

                             METAL MANAGEMENT, INC.
                             ----------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


             DELAWARE                                0-14836                                  94-2835068
------------------------------------    -----------------------------------    -----------------------------------------
  (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)
          INCORPORATION)

          325 N. LASALLE ST., SUITE 550, CHICAGO, IL                                      60610
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           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                     (ZIP CODE)
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                                 (312) 645-0700
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                 NOT APPLICABLE
          ------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                       SECTION 2 -- FINANCIAL INFORMATION

ITEM 2.03. CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.


         On May 10, 2006, Metal Management, Inc. (the "Company"), certain subsidiaries of the Company specified therein, the lenders party thereto and LaSalle Bank National Association, in its capacity as agent for the lenders, entered into an amended and restated credit facility (the "Amended and Restated
Credit Agreement"), which amends and restates the Credit Agreement dated as of June 28, 2004, as amended. The purposes of this amendment and restatement were, among other things, (i) to increase the available line of credit from $200 million to $300 million (ii) to eliminate the borrowing base; (iii) to reduce
LIBOR and prime rate loan margins, based in each case on the Company's current leverage ratio, from LIBOR plus 125 basis points to LIBOR plus 87.5 basis points and from the prime rate plus 0 basis points to the prime rate minus 25 basis points; (iv) to increase the $20 million per 12 month period restriction on dividends, redemptions and repurchases to a $50 million per 12 month period restriction on dividends and a $50 million per 12 month period restriction (not to exceed $100 million in the aggregate) on redemptions and repurchases; (v) to eliminate any monetary restriction on permitted acquisitions (other than minority-stake acquisitions); (vi) to increase the permissible level of minority-stake acquisitions from $10 million during the term of the loan agreement to $25 million per fiscal year; (vii) to remove the restriction on liens on real property and equipment; (viii) to remove minority-stake interests from the collateral; (ix) to increase the permissible leverage ratio
(indebtedness to consolidated EBITDA) from 2.5 to 1 to 3.25 to 1; (x) to eliminate the fixed charge coverage ratio and minimum tangible net worth covenants, and to add a minimum interest coverage ratio (consolidated EBIT less dividends, repurchases and redemptions to interest expense plus regularly scheduled payments of principal) of 2.75 to 1 covenant; (xi) to increase the permissible level of capital expenditures from $20 million per 12 month period to $75 million for fiscal 2007 and to $65 million for each fiscal year thereafter; (xii) to substantially increase numerous thresholds of permitted indebtedness, including purchase money liens, capital leases and surety bonds, as well as to increase the aggregate cap on additional indebtedness from $15 million to $40 million; and (xiii) to extend the maturity date from June 2008 to May 2011.

          A copy of the press release announcing the execution of the Amended and Restated Credit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference. A copy of the Amended and Restated Credit
Agreement is attached as Exhibit 4.1 hereto and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits.

                  4.1      Amended and Restated Credit Agreement, dated as of
                           May 9, 2006, among Metal Management, Inc. and certain subsidiaries of Metal Management, Inc. specified therein, as borrowers, the lenders party thereto and LaSalle Bank National Association, in its capacity as agent for the lenders.

                  99.1     Press Release, dated May 10, 2006, issued by Metal
                           Management, Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        METAL MANAGEMENT, INC.


DATE: May 10, 2006                  By: /s/ Robert C. Larry
                                        ----------------------------------------
                                         Robert C. Larry
                                         Executive Vice President, Finance,
                                         Chief Financial Officer, Treasurer and
                                         Secretary